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          [RUBIN BAUM LEVIN CONSTANT & FRIEDMAN LETTERHEAD]

                   May 26, 1998

AyurCore, Inc.
1737 N. First Street, Suite 290
San Jose, California 95112

Ladies and Gentlemen:

    We refer to the Registration Statement on Form SB-2, File No. 333-42053 (the "Registration Statement"), filed by AyurCore, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended: (a) up to 1,552,500 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), (b) warrants (the "Representative's Warrants") to purchase up to 135,000 shares of Common Stock.

    As counsel to the Company, we have examined such corporate records, documents and agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, we advise you that in our opinion:

    (i) the Common Stock to be sold by the Company to the several underwriters, if and when paid for and issued in accordance with the terms of the underwriting agreement between the Company and the several underwriters in the form of Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), will be legally issued, fully paid and nonassessable;

    (ii) the Common Stock issuable upon exercise of the Representative's Warrants, if and when paid for and issued upon exercise of the Representative's Warrants in accordance with the terms thereof, will be legally issued, fully paid and nonassessable; and


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RUBIN BAUM LEVIN CONSTANT & FRIEDMAN
May 26, 1998
Page 2

    (iii) the Representative's Warrants to be sold by the Company to the representative of the several underwriters, if and when paid for and issued in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company.

    The opinion expressed in paragraph (iii) above with regard to the validity and binding nature of the obligations referred to therein is limited to the extent that the validity and binding nature of such obligations may be limited by bankruptcy, insolvency, moratorium or other similar laws or equitable principles relating to or limiting creditors' rights generally.

    We are members of the New York Bar, and the opinions expressed herein are limited to questions arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                       Very truly yours,

                                       s/ Rubin Baum Levin Constant & Friedman

                                       RUBIN BAUM LEVIN CONSTANT & FRIEDMAN